THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.

                       STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is dated effective as of 18th of March, 2003, by and between Enova Systems, Inc., a California corporation (the "Corporation") and Hyundai Heavy Industries Co., Ltd., (the "Investor").

                                 R E C I T A L S

          A. The Investor desires to purchase from the Corporation, and the Corporation desires to sell to the Investor, Common Stock on the terms and conditions hereinafter set forth pursuant to the Joint Venture Agreement (the "JVA") to which this Stock Purchase Agreement is attached as Exhibit A thereto.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

     1. Issuance of Securities, Payment and Delivery.

          a. Sale of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor the Shares of the Company which is equivalent to US Three Million Dollars (USD 3,000,000) in aggregate divided into two separate purchases on an equal basis as set forth on Schedule 1 to the signature page attached hereto.

          b. First Purchase. As for the first purchase, the Investor agrees to purchase on the date of incorporation of the Joint Venture Company, as specified in the JVA, (the "First Closing") that number of shares of the Corporation's Common Stock set forth on Schedule 1 (the "Shares" or "First Purchase Shares") at $0.065 per share for an aggregate purchase of US One Million Five Hundred Thousand Dollars (1,500,000) as set forth on Schedule 1.

          c. Second Purchase. One year after the first purchase (the "Second Closing"), the Investor agrees to purchase that number of shares of the Corporation's Common Stock set forth on Schedule 1 (the "Shares" or "Second Purchase Shares") at the per share price which is equivalent to the average daily volume weighted closing price of NASDAQ OTC (or successor trading market such as the BBX if applicable) market share price for three (3) months before the second purchase date for an aggregate purchase of US One Million Five Hundred Thousand Dollars (1,500,000) as set forth on Schedule 1.

          d. Payment and Delivery. For the first purchase, the Investor shall purchase the Shares by making payment of US Five Hundred Thousand Dollars (USD 500,000) to Enova Systems, Inc. in cash, by cashiers check or wire transfer of funds, in immediately available U.S. Dollars funds at the First Closing and by making payment to JVC on behalf of ENOVA, US One Million Dollars (USD 1,000,000) for ENOVA's subscription obligations as set forth in the JVA. The second purchase shall occur in the same manner one year after the first purchase.

     2. Deliveries at Closing. At the Closing or thereafter as indicated:

          a. The Corporation and the Investor will at the Closing deliver an executed counterpart of this Stock Purchase Agreement;

          b. The Investor will provide the Corporation at the Closing with payment in immediately available funds of the aggregate amount of the Purchase Price;

          c. The Corporation will deliver at the Closing a share certificate evidencing the Shares in the name of the Investor;

          d. The Corporation will deliver an officer's certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing;

          e. The Investor will deliver a certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing; and

          f. The Corporation will deliver a copy of its most recently prepared audited financial statements as well as unaudited financial statements (the "Financial Statements").

     3. Corporation's Representations and Warranties. The Corporation hereby represents and warrants to the Investor that as of the Closing:

          a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated under this Agreement.

          b. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation's obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

          c. No Breach. The issue and sale of the Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation's incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

          d. Pending or Threatened Claims. Neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

          e. No Preemptive Rights. There are no preemptive rights of any shareholder of the Corporation with respect to the Shares.

     4. Investor Representations and Warranties. The Investor represents and warrants to the Corporation that:

          a. Account. The Investor is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Shares. The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

          b. Access to Data. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information which the Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, and has had an opportunity to receive, review and understand the disclosures and information regarding the Corporation's financial statements, capitalization and other business information as set forth in Corporation's filings with the Securities and Exchange Commission (the "SEC Filings") which are all incorporated herein by reference, together with all exhibits referenced therein. Investor understands that the Financial Statements and any other information obtained from the Corporation that has not been disclosed in the Corporation's SEC Filings are confidential and may not be disclosed to any third party or used by the Investor for purposes of trading in the Corporation's publicly traded stock until such information is publicly released by the Corporation. The Investor acknowledges that no other representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

          c. No Fairness Determination. The Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

          d. Limited Public Market. The Investor is aware that there is currently a very limited "over-the-counter" public market for the Corporation's registered securities and that the Corporation became a "reporting issuer" under the Securities Exchange Act of 1934, as amended, on January 27, 1995. There is no guarantee that a more established public market will develop at any time in the future. The Investor understands that the Shares are all unregistered and may not presently be sold in even this limited public market. The Investor understands that the Shares cannot be readily sold or liquidated in case of an emergency or other financial need. The Investor has sufficient liquid assets available so that the purchase and holding of the Shares will not cause it undue financial difficulties.

          e. Authority. If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of the Investor has been duly authorized and is duly qualified to execute and deliver this Agreement on behalf of Investor in connection with the purchase of the Shares and (ii) the signature of such individual is binding upon Investor.

          f. Investment Experience. The Investor is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                  (i) A person or entity who is a director or executive officer of the Corporation;

                  (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under
     Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                  (iii) Any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

                  (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  (vi) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                  (viii) Any entity in which all of the equity owners are accredited investors.

                  (ix) As used in this Section 4(g), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 4(g), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

     5. Lock-Up. The Investor acknowledges and agrees that the Shares shall be subject to certain restrictions on transfer following a registered public offering of the Corporation's securities. In connection with any registration of the Corporation's securities, the Investor agrees, upon the request of the Corporation and/or the underwriters managing such offering of the Corporation's securities, if applicable, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Corporation and, if applicable, such underwriters, as the case may be, for such period of time, not to exceed fourteen (14) days before and one hundred eighty (180) days, after the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that all executive officers, directors and shareholders holding more than 1% of the fully diluted capital stock of the Corporation enter into similar agreements. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period. Furthermore, with respect to (i) the First Purchase Shares for a period of 18 months after the First Closing and (ii) the Second Purchase Shares for a period of 12 months after the Second Closing , the Investor agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any such Shares.

     6. Restrictive Legends. Each certificate evidencing the Shares which the Investor may acquire hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with one or more legends substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

     THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE PROVIDED TO EACH STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST.

     The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

     7. Miscellaneous.

          a. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

                  (a) If to the Investor: as set forth on Schedule 1

                  (b) If to the Company

                      Enova Systems, Inc.
                      19850 South Magellan Drive
                      Torrance, California  90502
                      Attention:  President

                      with a copy to:


                      Reed Smith Crosby Heafey
                      1999 Harrison Street,  25th Flr.
                      Oakland, CA 94612
                      Attention:  Donald C. Reinke, Esq.
                      Telecopier (510) 466-6899

          b. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

          c. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          d. Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile.

          f. Title and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

          g. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

          h. Waiver. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and the Investor. No waiver by any party hereto of any breach of this Agreement by any other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

          i. Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by the Corporation to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach.

          j. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to achieve the closest comparable terms as is possible. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          k. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of Los Angeles, State of California.

          l. Entire Agreement. This Agreement and the Exhibits, Schedules and other documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements regarding the subject matter hereof existing between the parties hereto are expressly canceled.

                               SIGNATURE PAGE TO

                            STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.



HYUNDAI HEAVY INDUSTRIES Co., Ltd.          ENOVA SYSTEMS, INC.




______________________________              __________________________________

By: Dr. Keh-Sik Min, President/CEO          Carl D. Perry, President/CEO

                                   Schedule 1

Closing Date:  March 18, 2003

                    First Year     Second Year

Number of Shares:   23,076,923     [TO BE DETERMINED AT SECOND CLOSING
                                   ACCORDING TO SECTION 1.(a) OF THIS
                                   AGREEMENT]


Purchase Price:     US$1,500,000   US$1,500,000


Price per share:    $0.065         $0.XX_[SEE FORMULA ABOVE]